EXHIBIT A


The Articles of Incorporation of Peoples Heritage Financial Group, Inc. are hereby amended by changing the first two sentences of Article 4 thereof to read as follows:

     "The total number of shares of capital stock which the Corporation has authority to issue is 105,000,000, of which 5,000,000 shall be serial preferred stock, $.01 par value per share (hereinafter the "Preferred Stock") and 100,000,000 shall be common stock, par value $.01 per share (hereinafter the "Common Stock"). The aggregate par value of all authorized shares of capital stock having a par value if $1,050,000."

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                                     For Use by the Secretary of State
           STATE OF MAINE                         FILED

                                             April 25, 1996
       ARTICLES OF AMENDMENT
    (Amendment by Shareholders          /s/ Gary Cooper
       Voting as One Class)             Deputy Secretary of State


                                        A true Copy When Attested
Pursuant to 13-A MRSA S.805 and 807           by Signature
the undersigned corporation adopts
these Articles of Amendment:
                                        /s/ Gary Cooper
                                        Deputy Secretary of State


FIRST: All outstanding shares were entitled to vote on the following amendment as one class.


SECOND: The amendment set out in Exhibit A attached was adopted by the shareholders of Peoples Heritage Financial Group, Inc. at a meeting legally called and held on April 23, 1996.


THIRD: Shares outstanding and entitled to vote and shares voted for and against said amendment were:

    Number of Shares     Number of       Number of       Number of
    Outstanding and       Shares          Shares           Shares
    Entitled to Vote     Voted For     Voted Against     Abstained
       17,009,949        9,709,609       3,200,736         91,923


FOURTH: If such amendment provides for exchange, reclassification or cancellation of issued shares, the manner in which this shall be effected is contained in Exhibit B attached if it is not
         set forth in the amendment itself.   Not applicable.


FIFTH: If the amendment changes the number or par values of authorized shares, the number of shares the corporation has authority to issue thereafter, is as follows:

                           Series          Number        Par Value
          Class           (If Any)       of Shares        (If Any)
     Preferred Stock                      5,000,000        $0.01
     Common Stock                       100,000,000        $0.01

         The aggregate par value of all such shares (of all classes and series) having par value is $1,050,000 .

         The total number of all such shares (of all classes and series) without par value is 0 shares.


SIXTH:   Address of the registered office in Maine:

                One Portland Square, Portland, Maine 04112-9540.
                          (street, city and zip code)
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  MUST BE COMPLETED FOR VOTE      PEOPLES HERITAGE FINANCIAL GROUP, INC.
       OF SHAREHOLDERS                    (Name of Corporation)
I certify that I have custody
of the minutes showing the
above action by the shareholders.
                                  By*      /s/ William J. Ryan
                                                (Signature)

/s/ Carol L. Mitchell
Carol L. Mitchell                 William J. Ryan, Chairman, President
Senior Vice President, General
  Counsel, Secretary and Clerk        and Chief Executive Officer
                                   (type or print name and capacity)


                                  By*      /s/ Carol L, Mitchell
                                                (Signature)
Dated:   April 24, 1996
                                  Carol L. Mitchell, Senior Vice
                                    President, General Counsel,
                                    Secretary and Clerk
                                   (type or print name and capacity)





* In addition to any certification of custody of minutes this document MUST be signed by (1) the Clerk OR (2) the President or a vice president AND the Secretary, an assistant secretary or other officer the bylaws designate as second certifying officer OR (3) if no such officers, a majority of directors then in office OR (4) if no directors, the holders, or such of them designated by the holders of record of a majority of all outstanding shares entitled to vote thereon OR (5) the holders of all outstanding shares.


NOTE: This form should not be used if any class of shares is entitled to vote as a separate class for any of the reasons set out in S.806, or because the articles so provide. For vote necessary for adoption see S.805.